Luna Announces the Resignation of Pamela Coe ROANOKE, VA, (December 27, 2024) – Luna Innovations Incorporated (Nasdaq: LUNA) (the “Company”), a global leader in advanced fiber optic-based technology, today announced that, Pamela Coe, a member of the Board of Directors (the “Board”), will be retiring from the Luna board effective today. Ms. Coe was elected to the Board in May 2021 for a three-year term. “We are very grateful for Pam's notable contributions and leadership throughout her time on the Board,” said Barry Phelps, Chairman of the Board of the Company. “Her expertise, focus and commitment have been instrumental in guiding Luna. We wish Pam all the best in her future endeavors.” About Luna Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for a multitude of industries. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market. Forward-Looking Statement The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations regarding the Company’s continuing operations, results from operations and strategic alternatives. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the Company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, risks set forth in the sections entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as well as in subsequent filings with the Securities and Exchange Commission (“SEC”). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release. Investor Contact:

Allison Woody Luna Innovations Incorporated Phone: 540.769.8465 Email: woodya@lunainc.com